                                                                  Exhibit 10.1



                              TRANSACTION AGREEMENT


                                  by and among


                        SENIOR HOUSING PROPERTIES TRUST,


             CERTAIN SUBSIDIARIES OF SENIOR HOUSING PROPERTIES TRUST
                IDENTIFIED HEREIN AS EXISTING PROPERTY LANDLORDS,


                          FIVE STAR QUALITY CARE, INC.,


              CERTAIN SUBSIDIARIES OF FIVE STAR QUALITY CARE, INC.
               IDENTIFIED HEREIN AS EXISTING PROPERTY SUBTENANTS,


                                   FSQ, INC.,


                          HOSPITALITY PROPERTIES TRUST,


                           HRPT PROPERTIES TRUST, AND


                         REIT MANAGEMENT & RESEARCH LLC



                           ---------------------------

                                December 7, 2001

                           ---------------------------

                                TABLE OF CONTENTS
SECTION 1 DEFINITIONS........................................................................1
         1.1      DEFINITIONS................................................................1
SECTION 2 PRELIMINARY ACTIONS; CAPITALIZATION OF FIVE STAR; DISTRIBUTION AND MERGER.........10
         2.1      PRELIMINARY ACTIONS.......................................................10
         2.2      PROPERTY TRANSFERS........................................................11
         2.3      CAPITALIZATION............................................................12
         2.4      LEASE OF EXISTING PROPERTIES..............................................13
         2.5      SERVICES AGREEMENT........................................................13
         2.6      AGREEMENT OF MERGER BETWEEN FIVE STAR, MERGER SUB AND FSQ.................13
         2.7      THE DISTRIBUTION..........................................................14
SECTION 3 AGREEMENTS RE: CSL PROPERTIES.....................................................15
         3.1      AGREEMENT TO LEASE CSL PROPERTIES AND RELATED MATTERS.....................15
         3.2      ACTIONS RELATING TO OPERATING AGREEMENTS..................................16
         3.3      TERMINATION OF THE CSL STOCK PURCHASE AGREEMENT...........................17
         3.4      AGREEMENT OF HPT..........................................................17
SECTION 4 REPRESENTATIONS; NO IMPLIED REPRESENTATIONS, ETC..................................17
SECTION 5 POST-DISTRIBUTION COVENANTS.......................................................18
         5.1      OPERATIONS AND INVESTMENTS OF FIVE STAR...................................18
         5.2      COOPERATION, EXCHANGE OF INFORMATION, RETENTION OF RECORDS,
                    AND COSTS OF REPORTING..................................................18
         5.3      RESTRICTIONS ON OWNERSHIP.................................................19
SECTION 6 SURVIVAL; INDEMNIFICATION.........................................................19
         6.1      INDEMNIFICATION BY SNH....................................................19
         6.2      INDEMNIFICATION BY FIVE STAR..............................................20
         6.3      INDEMNIFICATION PROCEDURES................................................20
         6.4      CERTAIN LIMITATIONS, ETC..................................................21
         6.5      PRIORITY OF SECTION 7.....................................................22
SECTION 7 TAX MATTERS.......................................................................22
         7.1      GENERAL RESPONSIBILITY FOR TAXES..........................................22
         7.2      ALLOCATION OF CERTAIN TAXES AMONG TAXABLE PERIODS.........................23
         7.3      FILING AND PAYMENT RESPONSIBILITY.........................................23
         7.4      REFUNDS AND CREDITS.......................................................24
         7.5      TAX CONTESTS..............................................................24
         7.6      RESOLUTION OF DISPUTES....................................................24
SECTION 8 MISCELLANEOUS.....................................................................25
         8.1      ARBITRATION...............................................................25
         8.2      CONFIDENTIALITY...........................................................25
         8.3      NOTICES...................................................................25
         8.4      WAIVERS, ETC..............................................................27
         8.5      ASSIGNMENT; SUCCESSORS AND ASSIGNS........................................27
         8.6      SEVERABILITY..............................................................27
         8.7      COUNTERPARTS, ETC.........................................................28

                                TABLE OF CONTENTS
         8.8      GOVERNING LAW.............................................................28
         8.9      EXPENSES..................................................................28
         8.10     SECTION AND OTHER HEADINGS; INTERPRETATION................................29
         8.11     EXCULPATION...............................................................29

                              TRANSACTION AGREEMENT


     THIS TRANSACTION AGREEMENT made December 7, 2001, by and among (a) SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (including its successors and permitted assigns, "SNH"), (b) SPTIHS PROPERTIES TRUST ("SPTIHS"), SPTMNR PROPERTIES TRUST ("SPTMNR") and HRES2 PROPERTIES TRUST ("HRES2"), each a Maryland real estate investment trust and a subsidiary of SNH (collectively, the "EXISTING PROPERTY LANDLORDS"), (c) FIVE STAR QUALITY CARE, INC., a Maryland corporation successor by merger to SHOPCO HOLDINGS, INC., a Delaware corporation, (including its successors and permitted assigns, "FIVE STAR") and currently a wholly-owned subsidiary of SNH, (d) the entities identified as "Existing Property Subtenants" on the signature pages hereto, (e) FSQ, INC., a Delaware corporation (formerly known as "Five Star Quality Care, Inc.") (including its successors and permitted assigns, "FSQ"), (f) HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (including its successors and permitted assigns, "HPT"), HRPT PROPERTIES TRUST, a Maryland real estate investment trust (including its successors and permitted assigns, "HRPT"), and (g) REIT MANAGEMENT & RESEARCH LLC, a Delaware limited liability company (including its successors and permitted assigns, "RMR").

                                     RECITAL

     SNH is a real estate investment trust which, indirectly through subsidiaries, owns the Existing Properties (defined below) and pursuant to the terms of the CSL Stock Purchase Agreement (defined below), will acquire the 31 additional CSL Properties (defined below). SNH has determined to distribute substantially all of the outstanding common stock of Five Star held by SNH to the holders of common shares of beneficial interest of SNH as a special distribution. HRPT, as a shareholder of SNH, has determined to distribute to its shareholders all the outstanding common stock of Five Star it receives in such special distribution, as well as any shares it purchases from Five Star pursuant to SECTION 2.7 below. Thereafter, SNH will lease the Existing Properties and, upon acquisition thereof, the CSL Properties, to Five Star. The Existing Properties are currently managed by FSQ, and FSQ will be merged with a subsidiary of Five Star so that Five Star may acquire the personnel, operating systems and assets used by FSQ to manage the Existing Properties. RMR currently provides certain services to SNH, Five Star, FSQ, HRPT and HPT, and the parties desire that RMR continue to provide such services. In connection with the foregoing, the parties wish to define certain rights and obligations in connection with their businesses.

     NOW, THEREFORE, it is agreed:

                                   SECTION 1
                                  DEFINITIONS

     1.1 DEFINITIONS.

     Capitalized terms used in this Agreement shall have the meanings set forth below:

     (1) "ACTION": any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Governmental Authority, or suits, at law or in arbitration or equity commenced by any Person.

     (2) "AFFILIATE": with respect to any Person, any other Person controlling, controlled by or under common control with, such Person, with "control" for such purpose, with respect to an Entity, meaning the possession of the power to vote or direct the voting of a majority of the voting securities of, or other voting interests in, such Entity which are entitled to elect directors, trustees or similar officials of such Entity.

     (3) "AGENT": EquiServe Trust Company, N.A., the distribution agent appointed by SNH and HRPT to distribute the Five Star Common Shares to holders of SNH Common Shares and HRPT Common Shares, respectively, pursuant to the Distribution.

     (4) "AGREEMENT": this Transaction Agreement, together with the Schedules and Exhibits hereto, as amended in accordance with the terms hereof.

     (5) "BENEFITED PARTIES": the meaning given in SECTION 5.1.

     (6) "CASH CONTRIBUTION AMOUNT": an amount in cash equal to $50,000,000 MINUS the total shareholders' equity of Five Star immediately prior to the Distribution (after giving effect to the transfers referenced in SECTION 2.2, but before the contribution referenced in SECTION 2.3(B)). For administrative convenience, in calculating the Cash Contribution Amount, the Distribution shall be deemed to have taken place at the close of business on December 31, 2001.

     (7) "CHANGE IN CONTROL": means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Commission) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock of any Tenant or Five Star or any other guarantor of any Tenant's obligations under any Lease, or the power to direct the management and policies of any Tenant or Five Star or any other guarantor of any Tenant's obligations under any Lease, directly or indirectly, (b) the merger or consolidation of any Tenant or Five Star or any other guarantor of any Tenant's obligations under any Lease with or into any other Person (other than the merger or consolidation of any Person into Tenant, Five Star or such guarantor that does not result in a Change of Control of Tenant, Five Star or such guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock) or business of any Tenant or Five Star or any other guarantor of any Tenant's obligations under any Lease, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on or after the date hereof) constituted the board of directors of any Tenant or Five Star or any other guarantor of any Tenant's obligations under any Lease (together with any new directors whose election by such Board or whose nomination for election by the shareholders of such Tenant, Five Star or other guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of such Tenant, Five Star or other guarantor then in office.

     (8) "CHARTER": with respect to any Entity, its constituent governing documents, including, by way of example, its certificate of incorporation and by-laws (if a corporation), its operating agreement and certificate of formation (if a limited liability company), its declaration of trust and by-laws (if a real estate investment trust) and its limited partnership agreement and certificate of limited partnership (if a limited partnership).

     (9) "CHESHIRE PREMISES": the meaning given in SECTION 2.2(D).

     (10) "CLJ": Crestline Capital Corporation, a Maryland corporation.

     (11) "CODE": the United States Internal Revenue Code of 1986, as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

     (12) "COMMISSION": the United States Securities and Exchange Commission.

     (13) "CONTRACT": any lease, contract, instrument, license, agreement, sales order, purchase order, open bid or other obligation or commitment (whether or not written) and all rights and obligations therein.

     (14) "COVERED LIABILITIES": the meaning given in SECTION 6.1.

     (15) "CSL": CSL Group, Inc., an Indiana corporation.

     (16) "CSL CLOSING": the Closing under (and as defined in) the CSL Stock Purchase Agreement.

     (17) "CSL CLOSING DATE": the Closing Date under (and as defined in) the CSL Stock Purchase Agreement.

     (18) "CSL PROPERTIES": the properties listed on SCHEDULE 1.1(18).

     (19) "CSL PROPERTIES ASSIGNMENT AND ASSUMPTION AGREEMENT": an Assignment and Assumption Agreement among the CSL Property Landlords and the CSL Property Subtenants in mutually acceptable form.

     (20) "CSL PROPERTIES HOLDING COMPANY": FS Tenant Holding Company Trust, a Maryland business trust.

     (21) "CSL PROPERTIES MASTER LEASE": the meaning given in SECTION 3.1(A)(B).

     (22) "CSL PROPERTIES SUBLEASES": the meaning given in SECTION 3.1(C)(A).

     (23) "CSL PROPERTY LANDLORDS": The following CSL Subsidiaries:

          (A) CCFL Senior Living LLC,

          (B) CCOP Senior Living LLC,

          (C) CCCP Senior Living LLC,

          (D) CCSL Senior Living LLC,

          (E) CCDE Senior Living LLC,

          (F) CCC Financing I Trust (successor to CCC Financing I Corporation),

          (G) CCC Ohio Healthcare Trust (successor to CCC Ohio Healthcare Inc.),

          (H) CCC of Kentucky Trust (successor to CCC of Kentucky Inc.),

          (I) the New CSL Landlords, and

          (J) Leisure Park Venture Limited Partnership.

     (24) "CSL PROPERTY SUBTENANTS": The following Maryland business trusts, each to be a subsidiary of the CSL Properties Holding Company at the CSL Closing
Date:

          (A) FS Tenant Pool I Trust [Existing GMAC properties],

          (B) FS Tenant Pool II Trust [New Loan properties],

          (C) FS Tenant Pool III Trust [Nomura properties],

          (D) FS Lafayette Tenant Trust [Lafayette],

          (E) FS Leisure Park Tenant Trust [Leisure Park],

          (F) FS Lexington Tenant Trust [Lexington], and

          (G) FS Tenant Pool IV Trust [Foulk Manor South, Tiffany House, Springwood Court].

     (25) "CSL STOCK PURCHASE AGREEMENT": the Stock Purchase Agreement dated as of August 9, 2001, as amended by an Amendment dated as of November 5, 2001, among SNH, SNH/CSL Properties Trust, CLJ and CSL, as further amended and in effect from time to time.

     (26) "CSL SUBSIDIARY": each Person which is a direct or indirect Subsidiary of CSL.

     (27) "DISTRIBUTION": the distribution of a number of Five Star Common Shares (i) by SNH to holders of SNH Common Shares equal to one-tenth (1/10th) of the number of SNH Common Shares that are issued and outstanding on the Record Date, and (ii) by HRPT to holders of HRPT Common Shares equal to one one-hundredth (1/100th) of the number of HRPT Common Shares that are issued and outstanding on the Record Date.

     (28) "DISTRIBUTION DATE": the date determined by the Board of Trustees of each of SNH and HRPT or authorized committees thereof as the date on which the Distribution shall be effected.

     (29) "EFFECTIVE DATE": the date on which the Five Star Registration Statement is declared effective by the Commission.

     (30) "ENTITY": a real estate investment trust, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     (31) "EXISTING PROPERTIES": The properties listed on SCHEDULE 1.1(31).

     (32) "EXISTING PROPERTIES HOLDING COMPANY": Five Star Quality Care Trust, a Maryland business trust, a subsidiary of Five Star and the parent of the Existing Property Subtenants.

     (33) "EXISTING PROPERTIES MASTER LEASE": the meaning given in SECTION 2.4.

     (34) "EXISTING PROPERTIES SUBLEASES": the meaning given in SECTION 2.4.

     (35) "EXISTING PROPERTY LANDLORDS": the meaning given in the preamble to this Agreement.

     (36) "EXISTING PROPERTY SUBTENANTS": The following Subsidiaries of the Existing Properties Holding Company:

          (A)  Five Star Quality Care-AZ, LLC (formerly known as SHOPCO-AZ,
               LLC),

          (B)  Five Star Quality Care-CA, LLC (formerly known as SHOPCO-CA,
               LLC),

          (C) Five Star Quality Care-Colorado, LLC (formerly known as SHOPCO-COLORADO, LLC),

          (D)  Five Star Quality Care-CT, LLC (formerly known as SHOPCO-CT,
               LLC),

          (E)  Five Star Quality Care-GA, LLC (formerly known as SHOPCO-GA,
               LLC),

          (F)  Five Star Quality Care-IA, LLC (formerly known as SHOPCO-IA,
               LLC),

          (G)  Five Star Quality Care-KS, LLC (formerly known as SHOPCO-KS,
               LLC),

          (H)  Five Star Quality Care-MI, LLC (formerly known as SHOPCO-MI,
               LLC),

          (I)  Five Star Quality Care-MO, LLC (formerly known as SHOPCO-MO,
               LLC),

          (J)  Five Star Quality Care-NE, LLC (formerly known as SHOPCO-NE,
               LLC),

          (K)  Five Star Quality Care-WI, LLC (formerly known as SHOPCO-WI,
               LLC),

          (L)  Five Star Quality Care-WY, LLC (formerly known as SHOPCO-WY,
               LLC),

          (M)  Five Star Quality Care-CA, Inc. (formerly known as
               SNH-California, Inc.),

          (N)  Five Star Quality Care-IA, Inc. (formerly known as SNH-Iowa,
               Inc.),

          (O) Five Star Quality Care-MI, Inc. (formerly known as SNH-Michigan, Inc.) and

          (P) Five Star Quality Care-NE, Inc. (formerly known as SNH-Nebraska, Inc.).

     (37) "FIVE STAR": the meaning given in the preamble to this Agreement.

     (38) "FIVE STAR ASSETS": the assets of Five Star and its Subsidiaries, including those transferred and assigned to Five Star and its Subsidiaries (a) on or prior to the Distribution Date by SNH and the Existing Property Landlords pursuant to SECTION 2.2 hereof, and (b) on the CSL Closing Date by the CSL Property Landlords pursuant to the CSL Properties Assignment and Assumption Agreement.

     (39) "FIVE STAR BOARD": the Five Star Board of Directors.

     (40) "FIVE STAR BUSINESS": the business conducted by Five Star and its Subsidiaries, including pursuant to or utilizing the Five Star Assets and the operation and management of Senior Properties that are leased to the Tenants pursuant to the Leases.

     (41) "FIVE STAR COMMON SHARES": the shares of common stock, $.01 par value, of Five Star.

     (42) "FIVE STAR GROUP": Five Star and each Entity (i) whose income is included in the consolidated federal income Tax Return Form 1120 with Five Star as the common parent or (ii) that is a Subsidiary of Five Star.

     (43) "FIVE STAR INDEMNIFIED PARTIES": the meaning given such term in
SECTION 6.1.

     (44) "FIVE STAR LIABILITIES": all Liabilities (i) arising out of or in connection with any of the Five Star Assets or the Five Star Business (whether arising before or after the Distribution

Date (with respect to any Existing Property) or the CSL Closing Date (with respect to any CSL Property)), or (ii) arising under any Lease.

     (45) "FIVE STAR REGISTRATION STATEMENT": the registration statement on Form S-1 filed by Five Star under the Securities Act in connection with the Distribution.

     (46) "FIVE STAR SUBSIDIARIES": the direct or indirect Subsidiaries of Five Star.

     (47) "FSQ": the meaning given in the preamble to this Agreement.

     (48) "GAAP": generally accepted accounting principles as in effect from time to time in the United States of America.

     (49) "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any federal, state, local or foreign Entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, or instrumentality of the United States, any State of the United States or political subdivision thereof, and any tribunal or arbitral authority of competent jurisdiction, and any self-regulatory organization.

     (50) "HPT": the meaning given in the preamble to this Agreement.

     (51) "HRPT": the meaning given in the preamble to this Agreement.

     (52) "HRPT COMMON SHARES": the common shares of beneficial interest, $.01 par value, of HRPT.

     (53) "HRPT GROUP": HRPT and each Entity (i) whose income is included in the federal Income Tax Return Form 1120-REIT with HRPT as the parent or (ii) that is a Subsidiary of HRPT, but excluding, in each case, any Entity in the SNH Group.

     (54) "INCOME TAXES": any and all Taxes to the extent based upon or measured by net income (regardless of whether denominated as an "income tax," a "franchise tax" or otherwise), imposed by any Taxing Authority, together with any related interest, penalties or other additions thereto.

     (55) "LANDLORD ASSETS": with respect to any Existing Property or CSL Property, (i) all land and improvements thereon, (ii) all furnishings, fixtures and equipment located thereon, (iii) in the case of any CSL Property, all cash reserves established to pay for furnishings, fixtures and equipment for such CSL Property and (iv) all books and records relating to the foregoing; PROVIDED, however, that Landlord Assets shall not, in any event, include refunds in respect of property tax or other liabilities for which any Tenant is liable under any Lease with respect to such Property, or any other refunds for amounts paid prior to the Distribution Date or the CSL Closing Date, as the case may be, or accounts receivable arising prior to the Distribution Date in connection with the operation of any Existing Property or prior to the CSL Closing Date in connection with the operation of any CSL Property, as the case may be, but not yet collected.

     (56) "LEASES": collectively, the Existing Properties Master Lease, the CSL Properties Master Lease, the Existing Properties Subleases and the CSL Properties Subleases.

     (57) "LIABILITY": any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     (58) "LICENSE": any federal, state, local or foreign governmental approval, authorization, certificate, license, permit or exemption to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, properties or business.

     (59) "MERGER AGREEMENT": the meaning given in SECTION 2.6.

     (60) "MERGER SUB": FSQ Acquisition, Inc., a Delaware corporation, a first tier subsidiary of Five Star formed pursuant to SECTION 2.1(B)(C).

     (61) "MSLS": Marriott Senior Living Services, Inc., a Delaware corporation.

     (62) "NEW CSL LANDLORDS": the following CSL Subsidiaries (each of which is a Maryland business trust):

          (A)  CCC Woodlands Trust,

          (B)  CCC Pueblo Norte Trust,

          (C)  CCC Fountainview Trust,

          (D)  CCC Coral Oaks Trust,

          (E)  CCC Forum Crossing Trust,

          (F)  CCC Forwood Manor Trust,

          (G)  CCC Winchester Trust, and

          (H)  CCC Remington Trust.

     (63) "NORTHWEST PREMISES": the meaning given in SECTION 2.2(C).

     (64) "OPERATING AGREEMENTS": collectively, the Operating Agreements or Management Agreements between CSL, any CSL Subsidiary (and/or their respective Subsidiaries) or Senior Living of Boynton Beach Limited Partnership, as owner, and MSLS, as operator.

     (65) "OTHER TAXES": all Taxes other than Income Taxes.

     (66) "PERSON": any individual or any Entity.

     (67) "POOLING AGREEMENTS": as defined in the CSL Stock Purchase Agreement.

     (68) "PROPERTIES": the meaning given in SECTION 5.1.

     (69) "PROPOSED TRANSACTION": the meaning given in SECTION 5.1.

     (70) "RECORD DATE": the date determined by the Boards of Trustees of each of SNH and HRPT or authorized committees thereof as the record date for the Distribution.

     (71) "RMR": the meaning given in the preamble to this Agreement.

     (72) "SECURITIES ACT": the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect.

     (73) "SENIOR PROPERTIES": senior apartments, congregate communities, assisted living properties, nursing homes or other properties the primary purpose of which is to serve the needs of, and to provide living facilities to, senior citizens.

     (74) "SEPARATE COUNSEL": the meaning given in SECTION 6.3(B).

     (75) "SERVICES AGREEMENT": the meaning given in SECTION 2.5.

     (76) "SNH": the meaning given in the preamble to this Agreement.

     (77) "SNH COMMON SHARES": the common shares of beneficial interest, $.01 par value, of SNH.

     (78) "SNH GROUP": SNH and each Entity (i) whose income is included in the federal income Tax Return Form 1120-REIT with SNH as the parent or in the consolidated federal income Tax Return Form 1120 of the Taxable REIT Subsidiaries with Five Star Quality Care Holding Co., Inc. (formerly known as "SNH Holding Co., Inc.") as the common parent or (ii) that is a Subsidiary of SNH; provided the Five Star Group shall only be included therein through the Distribution Date.

     (79) "SNH INDEMNIFIED PARTIES": the meaning given in SECTION 6.2.

     (80) "SUBSIDIARY": with respect to any Person, any Entity (i) a majority of the voting securities of, or other voting interests in, such Entity which are entitled to elect directors, trustees or similar officials of such Entity, or
(ii) a majority of the equity interests of such Entity, of which is owned directly or indirectly by such Person or any Subsidiary of such Person.

     (81) "TAX CONTESTS": the meaning given in SECTION 7.5.

     (82) "TAXABLE REIT SUBSIDIARIES": Five Star Quality Care Holding Co., Inc. (formerly known as "SNH Holding Co., Inc."), a Delaware corporation with employer identification number 04-3499670, and its Subsidiaries.

     (83) "TAXES": any net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, premium, property or windfall profits tax, alternative or add-on minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or other additional amount imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding.

     (84) "TAXING AUTHORITIES": the United States Internal Revenue Service (or any successor authority) and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

     (85) "TAX RETURNS": all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, its liability or reporting for, or its payment or receipt of any refund of, any Tax.

     (86) "TENANTS": collectively, the Existing Properties Holding Company, as tenant under the Existing Properties Master Lease, the Existing Property Subtenants, as subtenants under the Existing Properties Subleases, the CSL Properties Holding Company, as tenant under the CSL Properties Master Lease and the CSL Property Subtenants, as subtenants under the CSL Properties Subleases.

     (87) "THIRD-PARTY CLAIM": any Action asserted by a Person, other than any party hereto or their respective Affiliates, that gives rise to a right of indemnification hereunder.

     (88) "TRANSACTION DOCUMENTS": collectively, this Agreement, the Services Agreement, the Leases, the CSL Properties Assignment and Assumption Agreement, the Merger Agreement, the Indemnification Agreement referenced in the Merger Agreement, the agreements and instruments relating to the Operating Agreements and referenced in SECTION 3.2, and each of the other agreements and instruments delivered pursuant to any of the forgoing.

     (89) "TRANSITION AGREEMENTS": as defined in the CSL Stock Purchase
Agreement.

                                   SECTION 2
    PRELIMINARY ACTIONS; CAPITALIZATION OF FIVE STAR; DISTRIBUTION AND MERGER

     2.1 PRELIMINARY ACTIONS.

          (a) Prior to the execution and delivery of this Agreement, the following actions were taken:

          (A) Five Star was organized as a Maryland corporation, and SHOPCO HOLDINGS, INC., a Delaware corporation, merged with and into Five Star; and

          (B) FSQ (formerly known as "Five Star Quality Care, Inc.") changed its name to "FSQ, Inc.", and each of the Existing Property Subtenants changed their names as indicated in SECTION 1.1(36).

          (b) Prior to the capitalization of Five Star and the Distribution Date, Five Star will:

          (A) organize the Existing Properties Holding Company and the CSL Property Subtenants (other than FS Tenant Pool II Trust [New Loan properties] and FS Leisure Park Tenant Trust [Leisure Park]) (see
               SCHEDULE 2.1(B)(A));

          (B) contribute its interest in the Existing Property Subtenants to the Existing Properties Holding Company (see SCHEDULE 2.1(B)(B)); and

          (C) organize Merger Sub as a Delaware corporation (see SCHEDULE 2.1(B)(B)).

          2.2 PROPERTY TRANSFERS.

          The parties hereto agree that, effective immediately prior to the Distribution on the Distribution Date:

          (a) Each of Five Star Quality Care-NE, Inc., Five Star Quality Care-MI, Inc., Five Star Quality Care-IA, Inc., Five Star Quality Care-CA, Inc., Five Star Quality Care-NE, LLC and Five Star Quality Care-MI, LLC hereby grants, bargains, sells, sets over, assigns, transfers and conveys all its right, title and interest in and to all of the land more particularly described in SCHEDULE 2.2(A)(A) attached hereto that is identified in said Schedule as being owned by such Entity, and all improvements and all other Landlord Assets with respect thereto, to SPTIHS, TO HAVE AND TO HOLD such Landlord Assets unto SPTIHS, and its successors and assigns, to their own use forever (see diagram in SCHEDULE 2.2(A)(B)). Each of Five Star Quality Care-NE, Inc., Five Star Quality Care-MI, Inc., Five Star Quality Care-IA, Inc., Five Star Quality Care-CA, Inc., Five Star Quality Care-NE, LLC and Five Star Quality Care-MI, LLC agrees to execute and deliver, and to effect the recordation of, all deeds, instruments and other documents of conveyance that are necessary or desirable, in the opinion of SNH, in order to vest good and marketable legal title to such land, improvements and all other Landlord Assets of such Entity in SPTIHS.

          (b) Each Existing Property Landlord hereby grants, bargains, sells, sets over, assigns, transfers and conveys all its right, title and interest in and to all assets with respect to each Existing Property of such Existing Property Landlord (excluding, however, any Landlord Assets) to the Existing Property Subtenant for such Existing Property identified in
     SCHEDULE 2.2(B), TO HAVE AND TO HOLD such assets unto such Existing Property Subtenant, and its successors and assigns, to their own use forever.

          (c) SPTMNR hereby grants, bargains, sells, sets over, assigns, transfers and conveys all its right, title and interest in and to (i) the land more particularly described in SCHEDULE 2.2(C) attached hereto, and all improvements thereon (the "NORTHWEST PREMISES"), (ii) all furnishings, fixtures and equipment located at the Northwest Premises, (iii) all cash reserves established to pay for furnishings, fixtures and equipment at the Northwest Premises, and (iv) all books and records relating to the foregoing, to Five Star Quality Care-WI, LLC, a Delaware limited liability company ("FSQ-WI"), TO HAVE

     AND TO HOLD the Northwest Premises and such other assets unto FSQ-WI, and its successors and assigns, to their own use forever. SPTMNR agrees to execute and deliver, and to effect the recordation of, all deeds, instruments and other documents of conveyance that are necessary or desirable, in the opinion of Five Star, in order to vest good and marketable legal title to the Northwest Premises and such other assets in FSQ-WI.

          (d) HRES2 hereby grants, bargains, sells, sets over, assigns, transfers and conveys all its right, title and interest in and to (i) the land more particularly described in SCHEDULE 2.2(D) attached hereto, and all improvements thereon (the "CHESHIRE PREMISES"), (ii) all furnishings, fixtures and equipment located at the Cheshire Premises, (iii) all cash reserves established to pay for furnishings, fixtures and equipment at the Cheshire Premises and (iv) all books and records relating to the foregoing, to Five Star Quality Care-CT, LLC, a Delaware limited liability company ("FSQ-CT"), TO HAVE AND TO HOLD the Cheshire Premises and such other assets unto FSQ-CT, and its successors and assigns, to their own use forever. HRES2 agrees to execute and deliver, and to effect the recordation of, all deeds, instruments and other documents of conveyance that are necessary or desirable, in the opinion of Five Star, in order to vest good and marketable legal title to the Cheshire Premises and such other assets in FSQ-CT.

          (e) Five Star, each Existing Property Subtenant (with respect to each Existing Property leased to it pursuant to a Existing Properties Sublease), FSQ-WI (with respect to the Northwest Premises and related assets) and FSQ-CT (with respect to the Cheshire Premises and related assets) hereby assume and agree to timely pay, perform, observe and discharge all Five Star Liabilities.

          (f) EACH ASSET AFFECTED BY ANY OF PARAGRAPHS (a) THROUGH (d) ABOVE IS CONVEYED "AS IS, WHERE IS", WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE).

     2.3 CAPITALIZATION.

          (a) SNH and Five Star intend that on the Distribution Date (but prior to the Distribution), and after giving effect to the transfers contemplated by SECTION 2.2, Five Star shall have a total shareholders' equity, determined in accordance with GAAP, of $50,000,000. To effect this, SNH agrees to make a capital contribution to Five Star, in cash, equal to the Cash Contribution Amount as estimated by SNH in good faith on the Business Day prior to the Distribution Date. As soon as practicable following the Distribution Date, but in any event not later than March 15, 2002, Five Star shall furnish SNH with a certificate signed by its Treasurer setting forth the final Cash Contribution Amount, certifying that such amount was determined in accordance with the terms of this Agreement and in accordance with GAAP, and attaching Five Star's consolidated balance sheet prepared in accordance with GAAP as of the close of business on December 31,

     2001. If the final Cash Contribution Amount exceeds the estimated Cash Contribution Amount, SNH shall pay Five Star, in immediately available funds, an amount equal to such excess promptly following the date of delivery of such certificate. If the final Cash Contribution Amount is less than the estimated Cash Contribution Amount, Five Star shall pay SNH, in immediately available funds, an amount equal to such shortfall on the date such certificate is delivered.

          (b) If the CSL Stock Purchase Agreement is terminated because CLJ's shareholders have rejected the transactions contemplated by the CSL Stock Purchase Agreement, then upon receipt of payment from CLJ of the fee due upon such termination, SNH will contribute an amount equal to such fee (up to $7,500,000) to Five Star as additional capital.

     2.4 LEASE OF EXISTING PROPERTIES.

     SNH and Five Star shall cause the Existing Property Landlords and the Existing Properties Holding Company to enter into a Master Lease Agreement in mutually acceptable form (the "EXISTING PROPERTIES MASTER LEASE"), to be effective immediately after the Distribution on the Distribution Date, pursuant to which the Existing Property Landlords will lease the Existing Properties to the Existing Properties Holding Company. The Existing Properties Holding Company shall simultaneously enter into a sublease agreement with each of the Existing Property Subtenants (the "EXISTING PROPERTIES SUBLEASES") pursuant to which the Existing Properties Holding Company will sublease each of the Existing Properties to one of the Existing Property Subtenants. In connection therewith,
(i) Five Star shall execute and deliver a guaranty of the obligations of the Existing Properties Holding Company under the Existing Properties Master Lease,
(ii) Five Star shall cause the outstanding shares of the Existing Properties Holding Company and of each Existing Property Subtenant to be pledged to the Existing Property Landlords to secure such obligations and (iii) the Existing Properties Holding Company shall execute and deliver a security agreement in favor of the Existing Property Landlords to secure such obligations.

     2.5 SERVICES AGREEMENT.

     Five Star and RMR shall enter into a Shared Services Agreement in mutually acceptable form (the "SERVICES AGREEMENT"), to be effective on the effective date of the merger of Merger Sub and FSQ pursuant to SECTION 2.6, pursuant to which RMR shall provide the services to Five Star described, and upon the terms set forth, therein.

     2.6 AGREEMENT OF MERGER BETWEEN FIVE STAR, MERGER SUB AND FSQ.

     Five Star, Merger Sub and FSQ will enter into an Agreement and Plan of Merger in mutually acceptable form pursuant to which Merger Sub will merge with and into FSQ effective on or soon after January 2, 2002 (the "MERGER AGREEMENT"). Pursuant to the Merger Agreement, the shareholders of FSQ will receive 250,000 Five Star Common Shares on the effective date of the merger. Effective on the effective date of the merger, all existing management agreements with FSQ as manager, and relating to any Existing Property, shall terminate.

     Immediately after the merger, Five Star shall contribute its interest in the Existing Properties Holding Company to FSQ, as the surviving company (see
SCHEDULE 2.6).

     2.7 THE DISTRIBUTION.

     Five Star shall furnish a copy of the prospectus contained in the Five Star Registration Statement to shareholders of SNH and HRPT in connection with the Distribution. HRPT owns some of the outstanding SNH Common Shares and will, in turn, distribute to its shareholders all the Five Star Common Shares it receives in the distribution from SNH. On the Distribution Date, subject to the conditions set forth in this Agreement, SNH shall deliver to the Agent a share certificate representing a number of whole and fractional Five Star Common Shares equal to one tenth (1/10th) the number of SNH Common Shares issued and outstanding on the Record Date, and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, to holders of record of SNH Common Shares on the Record Date, one tenth (1/10th) of a Five Star Common Share for each SNH Common Share owned of record by such holder. HRPT shall instruct the Agent to distribute on or as soon as practicable following the Distribution Date, to holders of record of HRPT Common Shares on the Record Date, one hundredth (1/100th) of one Five Star Common Share for each HRPT Common Share owned of record by such holder. Each of SNH and HRPT will distribute fractional shares. In addition, each of SNH and HRPT shall authorize the Agent to perform such withholding in respect of the Distribution as may be required by Taxing Authorities. Five Star agrees to provide all share certificates that the Agent requires in order to effect the Distribution and any such associated withholding. Notwithstanding the Distribution, SNH intends to retain ownership of approximately 25,000 Five Star Common Shares, plus approximately 10,000 additional Five Star Common Shares that SNH will receive in its capacity as holder of record of approximately 1,000,000 HRPT Common Shares.

     In the event HRPT does not receive a sufficient number of Five Star Common Shares to complete its above distribution, HRPT shall purchase from Five Star on the Distribution Date (and Five Star agrees to issue to HRPT) such number of Five Star Common Shares as is equal to such shortfall. The purchase price for each such Five Star Common Share will equal the average of the reported high and low public trading prices for Five Star Common Shares on the Distribution Date.

     In no event shall the Distribution occur unless the following conditions shall have been satisfied:

          (a) the transactions and other actions contemplated by SECTIONS 2.1 through 2.5 that are to occur prior to the Distribution shall have been consummated in all material respects, and the Merger Agreement shall have been executed and delivered by Five Star, Merger Sub and FSQ and shall be in full force and effect; and

          (b) the Five Star Registration Statement shall have been declared effective by the Commission under the Securities Act, no stop order proceedings with respect to the Five Star Registration Statement are pending or threatened under the Securities Act and the listing of the Five Star Common Shares for trading on the American Stock Exchange shall have been approved by such Exchange;

provided, however, that any such condition may be waived by SNH, HRPT and Five Star in their sole discretion.

                                   SECTION 3
                          AGREEMENTS RE: CSL PROPERTIES

     3.1 AGREEMENT TO LEASE CSL PROPERTIES AND RELATED MATTERS.

          (a) CSL has agreed with SNH that, prior to the CSL Closing Date:

          (A) CSL will organize the New CSL Landlords and the CSL Properties Holding Company, and will cause the CSL Properties Holding Company to organize FS Tenant Pool II Trust and FS Leisure Park Tenant Trust;

          (B) CSL shall cause the New CSL Landlords and Leisure Park Venture Limited Partnership to enter into a Master Lease Agreement with the CSL Properties Holding Company, in mutually acceptable form (the "CSL PROPERTIES MASTER LEASE"), pursuant to which the New CSL Landlords and Leisure Park Venture Limited Partnership will lease the CSL Properties owned by them to the CSL Properties Holding Company; and

          (C) CSL shall cause the CSL Properties Holding Company to enter into sublease agreements with each of FS Tenant Pool II Trust and FS Leisure Park Tenant Trust pursuant to which the CSL Properties Holding Company will sublease the CSL Properties owned by the New CSL Landlords to FS Tenant Pool II Trust and the CSL Property owned by Leisure Park Venture Limited Partnership to FS Leisure Park Tenant Trust.

          (b) SNH shall cause CLJ to transfer and assign to FSQ, on the CSL Closing Date, shares representing all the issued and outstanding beneficial interests or capital stock, as the case may be, of the CSL Properties Holding Company (and its wholly-owned subsidiaries, FS Tenant Pool II Trust and FS Leisure Park Tenant Trust) and CCC Boynton Beach, Inc.

          (c) On the CSL Closing Date:

          (A) Unless otherwise agreed by such parties, SNH and Five Star shall cause the CSL Property Landlords not already a party to the CSL Properties Master Lease to lease the CSL Properties not already subject to the CSL Properties Master Lease to the CSL Properties Holding Company pursuant to an amendment to the CSL Properties Master Lease in form mutually acceptable to SNH and Five Star. Unless so agreed, the CSL Properties Holding Company shall simultaneously enter into a sublease agreement with each of the CSL Property Subtenants not already a party to the sublease agreements referenced in SECTION 3.1(A)(C) above, pursuant to which the CSL Properties - Holding Company will sublease each of such CSL Properties to one of the CSL Property Subtenants (together with the sublease agreements referenced in SECTION 3.1(A)(C), the "CSL PROPERTIES SUBLEASES"). In connection therewith, (i) Five Star shall execute and deliver a guaranty of the obligations of the CSL Properties Holding Company under the CSL Properties Master Lease, (ii) Five Star shall cause the outstanding shares of the CSL Properties Holding Company and of each CSL Property Subtenant to be pledged to the CSL Property Landlords to secure such obligations and (iii) the CSL Properties Holding Company shall execute and deliver a security agreement in favor of the CSL Property Landlords to secure such obligations.

          (B) Five Star and SNH shall cause the CSL Property Landlords and the CSL Property Subtenants to enter into the CSL Properties Assignment and Assumption Agreement with respect to each of the CSL Properties pursuant to which, immediately following the CSL Closing, (i) each of the CSL Property Landlords will assign and transfer to the relevant Tenant that leases or subleases such CSL Property all assets (including the interest of such CSL Property Landlord in all Operating Agreements, Transition Agreements and Pooling Agreements) owned by it with respect to such CSL Property (excluding, however, any Landlord Assets), and (ii) such Tenant will assume and agree to pay, perform and observe accounts payable, accrued expenses and obligations relating to the CSL Properties leased or subleased by it, as more particularly described in the CSL Properties Assignment and Assumption Agreement.

          (d) If the aggregate adjusted tax bases of the assets transferred under SECTIONS 3.1(B) and (C) (for this purpose taking into account the assets and liabilities of FS Tenant Pool II Trust and FS Leisure Park Tenant Trust, and treating the stock of CCC Boynton Beach, Inc. as an asset with a fair market value of zero) exceeds the aggregate amount of the liabilities assumed, Five Star will pay SNH an amount equal to the excess. Similarly, if the aggregate amount of the liabilities assumed exceeds the aggregate adjusted tax bases of the assets transferred under SECTIONS 3.1(B) and (C) (for this purpose taking into account the assets and liabilities of FS Tenant Pool II Trust and FS Leisure Park Tenant Trust, and treating the stock of CCC Boynton Beach, Inc. as an asset with a fair market value of zero), SNH will pay Five Star (or FSQ) an amount equal to the excess. Any payment required under this SECTION 3.1(D) shall be effected within forty-five (45) days after the CSL Closing Date.

     3.2 ACTIONS RELATING TO OPERATING AGREEMENTS.

     On the CSL Closing Date,

          (a) Each of SNH, SNH/CSL Properties Trust, CLJ, Five Star, CSL, all the CSL Subsidiaries, CCC Boynton Beach, Inc. and CCC Senior Living Corporation shall enter into an Estoppel, Consent and Agreement with MSLS and Marriott International, Inc. in mutually acceptable form with respect to each of the CSL Properties; and

          (b) Each of the CSL Property Landlords, the CSL Properties Holding Company, the CSL Property Subtenants and MSLS shall enter into an Owner Agreement in mutually acceptable form with respect to each of the CSL Properties.

     3.3 TERMINATION OF THE CSL STOCK PURCHASE AGREEMENT.

     If the CSL Stock Purchase Agreement is terminated for any reason, then any obligations of SNH and Five Star under this SECTION 3 will terminate without recourse.

     3.4 AGREEMENT OF HPT.

     In consideration of the payment of $980,341 to be made to HPT by SNH on the CSL Closing Date and the agreements of Five Star set forth in SECTION 5.1 hereof, HPT agrees to enter into an amendment to the subleases and related pledge agreements referenced in Section 6.2(b) of the CSL Stock Purchase Agreement on the CSL Closing Date.

                                   SECTION 4
                REPRESENTATIONS; NO IMPLIED REPRESENTATIONS, ETC.

          (a) Each party hereto represents and warrants to the others that (i) it is duly authorized to enter into and perform this Agreement and has duly executed and delivered this Agreement, (ii) the execution, delivery and performance of its obligations under this Agreement will not conflict with or result in a breach of or default under or a violation of its Charter, any material Contract to which it is a party or by which any of its assets or its Subsidiaries are bound or any order, judgment, decree, permit, statute, law, rule or regulation to which it or any of its Subsidiaries is subject, and (iii) this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement generally of creditors' rights and remedies, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief, and (C) an implied duty to take action and make determinations on a reasonable basis and in good faith.

          (b) EACH OF SNH AND THE EXISTING PROPERTY LANDLORDS, ON THE ONE HAND, AND FIVE STAR AND THE EXISTING PROPERTY SUBTENANTS, ON THE OTHER HAND, ACKNOWLEDGES AND AGREES THAT NONE OF THEM HAS MADE AND NONE OF THEM IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, EACH OF WHICH IS HEREBY

     EXPRESSLY DISCLAIMED) IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (c) Notwithstanding anything herein to the contrary, the acknowledgments and agreements of the parties set forth in this SECTION 4 shall survive the Distribution Date and the CSL Closing Date, and shall be enforceable at any time.

                                   SECTION 5
                           POST-DISTRIBUTION COVENANTS

     5.1 OPERATIONS AND INVESTMENTS OF FIVE STAR.

     At no time during the term of any lease by SNH or any Subsidiary thereof, as landlord, to Five Star or any Subsidiary thereof, as tenant, may Five Star or any Subsidiary thereof, directly or indirectly, own or finance (including sale and leaseback transactions), or participate in the ownership or financing of, any real estate property (collectively, the "PROPERTIES") of a type then owned or financed by SNH, HRPT, HPT or any other publicly-traded Entity that is managed by RMR (a "BENEFITED PARTY"); provided that if Five Star or such Subsidiary proposes to enter into any transaction involving the ownership or financing of a Property prohibited by this SECTION 5.1 ("PROPOSED TRANSACTION"), it shall provide notice of the Proposed Transaction to the relevant Benefited Party describing the Proposed Transaction in sufficient detail and offer the relevant Benefited Party the right to acquire or finance the acquisition of the Property and negotiate in good faith with the relevant Benefited Party. If, after ten (10) Business Days, Five Star and the relevant Benefited Party have not reached agreement on the terms of the acquisition or financing, Five Star (or such Subsidiary) shall be free to acquire or finance such Property itself or with others, free of the restrictions of this SECTION 5.1.

     Five Star agrees that irreparable damage would occur if any of the provisions of this SECTION 5.1 were not performed in accordance with their terms and that the Benefited Parties' remedy at law for Five Star's or its Subsidiary's breach of its obligations under this SECTION 5.1 would be inadequate. Upon any such breach, the relevant Benefited Party shall be entitled (in addition to any other rights or remedies it may have at law) to seek an injunction enjoining and restraining Five Star or such Subsidiary from continuing such breach. Five Star agrees that the period of restriction and the geographical area of restriction imposed upon Five Star are fair and reasonable. If the provisions of this SECTION 5.1 relating to the period or the area of restriction are determined to exceed the maximum period or areas which a court having jurisdiction over the matter would deem enforceable, such period or area shall, for purposes of this Agreement, be deemed to be the maximum period or area which such court determines valid and enforceable.

     5.2 COOPERATION, EXCHANGE OF INFORMATION, RETENTION OF RECORDS, AND COSTS OF REPORTING.

          (a) Upon reasonable request prior to and after the Distribution Date, SNH (on behalf of the SNH Group) and Five Star (on behalf of the Five Star Group) shall promptly provide, and shall cause their respective Affiliates to provide, the requesting party with such cooperation and assistance, documents and other information, without charge, as may be necessary or reasonably helpful in connection with (i) the consummation of the transactions contemplated by this Agreement and the preservation for each such party and for the Five Star Subsidiaries, to the extent reasonably feasible, the benefits of this Agreement (including, in the case of Five Star and the Five Star Subsidiaries, the economic and operational benefits of the Five Star Assets), (ii) each such party's preparation and filing of any original or amended Tax Return or of any financial or other report required to be filed under the Securities Exchange Act of 1934, as amended, or other applicable law, (iii) the conduct of any audit, appeal, protest or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, (iv) the verification of an amount payable hereunder to, or receivable hereunder from, any other party. Each such party shall make its officers and facilities available on a mutually convenient basis to facilitate such cooperation.

          (b) SNH and Five Star shall retain or cause to be retained all books, records and other documents within its possession or control relating to any Contracts or otherwise to the Five Star Subsidiaries or their properties, assets or liabilities, and all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, which Tax Returns and other materials are within the scope of this Agreement, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by applicable law or pursuant to any record retention agreement.

          (c) SNH agrees to bear the fees and expenses payable to any independent public accountants in connection with their audit of the financial statements of the Five Star Group for Five Star's fiscal year ending December 31, 2001 and any prior fiscal year.

     5.3 RESTRICTIONS ON OWNERSHIP.

     For so long as Five Star or any Five Star Subsidiary is a tenant of SNH or one of SNH's Subsidiaries, (a) Five Star will not permit the occurrence of any Change in Control, and (b) Five Star will not take any action that, in the reasonable judgment of SNH or HRPT, might reasonably be expected to have an adverse impact on the ability of SNH or HRPT to qualify as a "real estate investment trust" under Sections 856 through 860 of the Code.

                                   SECTION 6
                            SURVIVAL; INDEMNIFICATION

     6.1 INDEMNIFICATION BY SNH.

     From and after the Distribution Date, SNH shall indemnify and hold harmless Five Star, its Subsidiaries (including the Five Star Subsidiaries), each of their respective directors, trustees, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "FIVE STAR INDEMNIFIED PARTIES") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys', accountants', and experts' fees and expenses, including those incurred to enforce the terms of this Agreement (collectively, "COVERED LIABILITIES"), suffered, directly or indirectly, by any Five Star Indemnified Party by reason of, or arising out of,

          (a) any breach of any covenant or agreement of SNH or any Existing Property Landlord contained in this Agreement; or

          (b) any Liability of SNH or its Subsidiaries (other than the Five Star Liabilities).

     6.2 INDEMNIFICATION BY FIVE STAR.

     From and after the Distribution Date, Five Star shall indemnify and hold harmless SNH, its Subsidiaries, each of their respective directors, trustees, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SNH INDEMNIFIED PARTIES") from and against any and all Covered Liabilities suffered, directly or indirectly, by any SNH Indemnified Party by reason of, or arising out of:

          (a) any breach of any covenant or agreement of Five Star or any Tenant contained in this Agreement; or

          (b) any Five Star Liability.

     6.3 INDEMNIFICATION PROCEDURES.

          (a) If any indemnified party receives notice of the assertion of any Third-Party Claim with respect to which an indemnifying party is obligated under this Agreement to provide indemnification, such indemnified party shall give such indemnifying party written notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided in this SECTION
     6.3 shall not relieve any indemnifying party of its obligations under this
     SECTION 6, except to the extent that such indemnifying party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

          (b) An indemnifying party, at such indemnifying party's own expense and through counsel chosen by such indemnifying party (which counsel shall be reasonably acceptable to the indemnified party), may elect to defend any Third-Party Claim. If an indemnifying party elects to defend a Third-Party Claim, then, within ten (10) business days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party claim so requires), such indemnifying party shall notify the indemnified party of its intent to do so, and such indemnified party shall cooperate in the defense of such Third-Party Claim (and pending such notice and assumption of defense, an indemnified party may take such steps to defend against such Third-Party Claim as, in such indemnified party's good-faith judgment, are appropriate to protect its interests). The indemnifying party shall pay such indemnified party's reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from an indemnifying party to an indemnified party of its election to assume the defense of a Third-Party Claim, such indemnifying party (i) shall not be liable to such indemnified party under this SECTION 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than those expenses referred to in the preceding sentence, and (ii) shall keep the indemnified party reasonably informed of the status of the defense of such Third-Party Claim; PROVIDED, HOWEVER, that such indemnified party shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("SEPARATE Counsel"), to represent such indemnified party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the indemnifying party) if, in such indemnified party's reasonable judgment at any time, either a conflict of interest between such indemnified party and such indemnifying party exists in respect of such claim, or there may be defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple indemnified parties), and
     (ii) each of such indemnifying party and such indemnified party shall have the right to conduct its own defense in respect of such claim. If an indemnifying party elects not to defend against a Third-Party Claim, or fails to notify an indemnified party of its election as provided in this
     SECTION 6.3 within the period of ten (10) (or, if applicable, fewer) business days described above, the indemnified party may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); PROVIDED, HOWEVER, that no such indemnified party may compromise or settle any such Third-Party claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Third-Party Claim, or (ii) settle or compromise any Third-Party Claim in any manner that would reasonably be expected to have a material adverse effect on the indemnified party.

     6.4 CERTAIN LIMITATIONS, ETC.

     The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the indemnified party from third parties (including amounts actually recovered under insurance policies) with respect to such Covered Liabilities. Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

     6.5 PRIORITY OF SECTION 7.

     As to the Tax matters addressed in SECTION 7, including the indemnification for Taxes and the notice, control and conduct of Tax Contests, the provisions of
SECTION 7 shall be the exclusive governing provisions.

                                   SECTION 7
                                  TAX MATTERS

     7.1 GENERAL RESPONSIBILITY FOR TAXES.

          (a) All federal Income Taxes of the SNH Group shall be borne by, shall be the responsibility of, and shall be paid by the SNH Group, and all federal Income Taxes of the Five Star Group shall be borne by, shall be the responsibility of, and shall be paid by the Five Star Group. For purposes of federal Income Taxes, items of income, gain, loss, deduction, expenditure, and credit shall be allocated and apportioned between the SNH Group and the Five Star Group in the following manner. Any item relating to the Five Star Assets or the Five Star Business shall be: (i) allocated exclusively to the SNH Group if such item is in respect of a period ending before the Distribution Date; (ii) allocated exclusively to the Five Star Group if such item is in respect of a period commencing after the Distribution Date; and (iii) apportioned, if such item is in respect of a period that includes the Distribution Date, between the SNH Group and the Five Star Group in a manner consistent with (A) applicable Tax laws, (B) the continued qualification of both SNH and HRPT as real estate investment trusts under the Code, and (C) commercially reasonable pro rations of items between lessors and lessees of real estate.

          (b) For any state or local Income Tax that follows Section 856(i) of the Code and Section 301.7701-2(c)(2)(i) of the Treasury Regulations (i) such state and local Income Taxes of the SNH Group shall be borne by, shall be the responsibility of, and shall be paid by the SNH Group, and (ii) such state and local Income Taxes of the Five Star Group shall be borne by, shall be the responsibility of, and shall be paid by the Five Star Group. For purposes of such state and local Income Taxes, items of income, gain, loss, deduction, expenditure, and credit shall be allocated and apportioned between the SNH Group and the Five Star Group in the same manner as SECTION 7.1(A).

          (c) All Taxes not covered by SECTIONS 7.1 and 7.2, including Other Taxes, shall be allocated between the SNH Group and the Five Star Group on the basis of actual transactions, events or activities (including, if applicable, days elapsed) that give rise to or create liability for such Taxes, and based on the taxable periods to which such Taxes relate.

          (d) SNH shall hold Five Star harmless from and against all Taxes which are to be borne by the SNH Group under this SECTION 7.1. Five Star shall hold SNH harmless from and against all Taxes which are to be borne by the Five Star Group under this SECTION 7.1.

     7.2 ALLOCATION OF CERTAIN TAXES AMONG TAXABLE PERIODS.

     SNH and Five Star agree that if Five Star or any member of the Five Star Group is permitted but not required under any applicable Tax law, including applicable state and local Income Tax laws, to treat the day before the Distribution Date or the Distribution Date as the last day of a taxable period, SNH and Five Star shall cooperate so that such day will be treated as the last day of a taxable period.

     7.3 FILING AND PAYMENT RESPONSIBILITY.

          (a) From and after the Distribution Date, each of SNH (on behalf of the SNH Group) and Five Star (on behalf of the Five Star Group) shall cause to be prepared and filed such Tax Returns as the SNH Group and the Five Star Group, respectively, are required to file with applicable Taxing Authorities. Each of SNH (on behalf of the SNH Group) and Five Star (on behalf of the Five Star Group) agree that, except as required by applicable law, they will not take positions in any such Tax Return that are inconsistent with (i) the description of federal Income Tax consequences in the Five Star Registration Statement, (ii) the transfer of the CSL Properties Holding Company, the CSL Property Subtenants and other wholly-owned noncorporate Subsidiaries being treated as the transfer of underlying assets and liabilities pursuant to Internal Revenue Service Revenue Rulings 99-5 and 99-6, (iii) each asset transferred pursuant to
     SECTION 2.2 or SECTION 3.1, taking into account Internal Revenue Service Revenue Rulings 99-5 and 99-6, having a fair market value equal to its adjusted tax basis immediately before such transfer (except that the stock of CCC Boynton Beach, Inc. shall be treated as an asset having a fair market value of zero), (iv) the payments from SNH to Five Star under
     SECTION 2.3 representing a capital contribution from SNH to Five Star that is non-taxable, and the payments from Five Star to SNH under SECTION 2.3, if any, representing a non-taxable return of excess capital contributions, and (v) any other Tax Return, whether filed on behalf of the SNH Group or the Five Star Group, previously or substantially contemporaneously filed with such Tax Return. In particular, SNH and Five Star will use all reasonable business efforts to cooperate with one another in valuing the individual assets comprising the Five Star Assets, to the extent such valuations are necessary for Tax purposes.

          (b) To the extent that either of the SNH Group or the Five Star Group bears responsibility pursuant to SECTION 7.1 for some or all of a Tax which is to be paid with a Tax Return for which the other bears preparation and filing responsibility pursuant to SECTION 7.3, then (i) the party bearing responsibility for some or all of such Tax shall have the right to review and comment upon such Tax Return at least fifteen (15) days before such Tax Return must be filed, (ii) the party bearing responsibility for some or all of such Tax shall pay over by wire transfer the amount of such Tax for which it is responsible to the party filing such Tax Return at least three (3) days before such Tax Return must be filed, and (iii) the party responsible for preparing and filing such Tax Return will file such Tax Return on or before its due date and pay over to the applicable Taxing Authority the amount of Tax due with such Tax Return.

          (c) SNH and Five Star shall cooperate to revoke, effective as of December 31, 2001, any Code Section 856(l) "taxable REIT subsidiary" elections in effect for the Taxable REIT Subsidiaries.

     7.4 REFUNDS AND CREDITS.

     Any refunds or credits of Taxes shall be for the account of the party bearing responsibility for such Taxes under Section 7.1. Each of SNH and Five Star agrees that if as the result of any audit adjustment made by any Taxing Authority with respect to a Tax to be borne by the other party under SECTION 7.1, any member of the SNH Group or the Five Star Group, respectively, receives a Tax benefit in the form of a cash refund or in the form of a credit applicable against Tax liabilities to be borne by such benefited party under this SECTION 7, then the benefited party shall notify the other party of the same within ten
(10) days of, as applicable, receiving the cash refund or filing the Tax Return in which such credit is utilized, and then pay over immediately to such other party the amount of such Tax refund or credit.

     7.5 TAX CONTESTS.

     If either SNH (on behalf of the SNH Group) or Five Star (on behalf of the Five Star Group) becomes aware of any audit, pending or threatened assessment, official inquiry, examination or proceeding ("TAX CONTESTS") that could result in an official determination with respect to Taxes due or payable, the responsibility for any portion of which rests with the other party, such party shall promptly so notify the other party in writing. The party bearing greater responsibility for the Taxes contested in a Tax Contest shall bear the costs (including attorneys' and accountants' fees, but excluding the contested Taxes) of such Tax Contest, and shall control and conduct such Tax Contest in a reasonable manner after consulting in good faith with the other party. The other party shall supply the party controlling the Tax Contest with such powers of attorney and assistance as may be reasonably requested. The responsibility for any additional liability for Taxes resulting from a Tax Contest shall be allocated and apportioned between the SNH Group and the Five Star Group in accordance with SECTION 7.1. Except to the extent in conflict with the provisions of this SECTION 7, the provisions of SECTION 6.3 shall be applicable to Tax Contests.

     7.6 RESOLUTION OF DISPUTES.

     At the request of either SNH or Five Star, any disputes between SNH (on behalf of the SNH Group) and Five Star (on behalf of the Five Star Group) with respect to matters governed by this SECTION 7 shall be resolved through an arbitration by a firm of independent certified public accountants, mutually agreed upon by SNH and Five Star and having no material relationship with either SNH or Five Star, whose determination shall be final and binding on both parties. The cost of such firm shall be borne equally by SNH and Five Star.

                                   SECTION 8
                                 MISCELLANEOUS

     8.1 ARBITRATION.

     Any and all disputes and disagreements arising out of or relating to this Agreement, other than actions or claims for injunctive relief or claims raised in actions or proceedings brought by third parties and other than disputes under
SECTION 7 as to which either party elects to apply the provisions of SECTION 7.6, shall be resolved through negotiations or, if the dispute is not so resolved, through binding arbitration conducted in Boston, Massachusetts under the J.A.M.S. Comprehensive Arbitration Rules and Procedures, with the following amendments to those rules. First, in no event shall the arbitration from commencement to issuance of an award take longer than 180 days. Second, the arbitration tribunal shall consist of three arbitrators and the optional appeal procedure provided for in Rule 32 shall not be utilized. Third, in lieu of the deposition permitted in Rule 15(c), the only deposition per side shall be a single deposition to last no longer than one six-hour day that each party may take of the opposing party or an individual under the control of the opposing party. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     8.2 CONFIDENTIALITY.

     Each party hereto shall use its reasonable business efforts to maintain the confidentiality of any information concerning the other party or any Subsidiary of the other party provided to or discovered by it or its representatives and which is not otherwise available on a nonconfidential basis to such party and shall not (except as may otherwise be required by applicable law or the rules and regulations of the New York Stock Exchange or the American Stock Exchange) disclose such information, subject to the provisions of this Section, to anyone other than those people who have a need to know such information in connection with the conduct of such party's business, including its attorneys, accountants and other representatives and agents or during the course of or in connection with any Action based upon or in connection with the subject matter of this Agreement.

     8.3 NOTICES.

          (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

          (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.

          (c) All such notices shall be addressed:

          If to Five Star or any Tenant, to:

                  Five Star Quality Care, Inc.
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

          If to SNH or any Existing Property Landlord, to:

                  Senior Housing Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

          If to HPT, to:

                  Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

          If to HRPT, to:

                  HRPT Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

          If to FSQ (prior to the effective date under the Merger Agreement), to:

                  FSQ, Inc.
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President

          If to RMR, to:

                  REIT Management & Research LLC
                  400 Centre Street
                  Newton, Massachusetts  02458

                  Attn:  President

          (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address up to two other addresses within the United States of America.

     8.4 WAIVERS, ETC.

     No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

     8.5 ASSIGNMENT; SUCCESSORS AND ASSIGNS.

     This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except to a successor to such party by merger or consolidation or an assignee of substantially all of the assets of such party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Person.

     8.6 SEVERABILITY.

     If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     8.7 COUNTERPARTS, ETC.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

     8.8 GOVERNING LAW.

     This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts.

     8.9 EXPENSES.

     SNH agrees to pay and to hold each other party to this Agreement (and its Subsidiaries) harmless from and against (a) all costs, expenses and fees (including in each case the reasonable fees and disbursements of counsel), incident to (i) the drafting, preparation, execution and delivery of this Agreement and all other agreements, instruments and other documents entered into by such other party or any Subsidiary thereof in connection herewith or in connection with the Distribution or the CSL Closing or consummation of the other transactions contemplated hereby, (ii) the preparation, printing, filing and distribution under the Securities Act of the Five Star Registration Statement (including financial statements and exhibits), each preliminary prospectus and prospectus in connection therewith and all amendments and supplements to any of them, (iii) the registration or qualification of the Five Star Common Shares for offer and sale under the securities and Blue Sky laws of the several states in connection with the Distribution, (iv) the initial listing of the Five Star Common Shares on the American Stock Exchange and (v) furnishing such copies of the Five Star Registration Statement, the final prospectus contained therein and all amendments and supplements thereto as may be requested for use by transferors thereof who are required to deliver a prospectus in connection with the Distribution, (b) the fees and expenses of the Agent in connection with the Distribution, and (c) all real property transfer Taxes, including Taxes levied upon the transfer of equity in an Entity owning real estate assets, and all excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees, including any deficiencies, interest, penalties, additions to Tax or additional amounts excluding any Income Taxes, incurred in connection with the transactions contemplated by this Agreement. Each party hereto shall take all reasonable actions in making efforts to minimize the amount of transfer Taxes, and shall cooperate with one another in providing any appropriate exemption certifications or other similar documentation.

     8.10 SECTION AND OTHER HEADINGS; INTERPRETATION.

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation."

     8.11 EXCULPATION.

     THE DECLARATION OF TRUST ESTABLISHING SNH, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "SNH DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE SNH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SNH SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SNH. ALL PERSONS DEALING WITH SNH IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SNH FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     THE DECLARATION OF TRUST ESTABLISHING SPTIHS, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "SPTIHS DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SPTIHS PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE SPTIHS DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SPTIHS SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SPTIHS. ALL PERSONS DEALING WITH SPTIHS IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SPTIHS FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     THE DECLARATION OF TRUST ESTABLISHING SPTMNR, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "SPTMNR DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SPTMNR PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE SPTMNR DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SPTMNR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SPTMNR. ALL PERSONS DEALING

WITH SPTMNR IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SPTMNR FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     THE DECLARATION OF TRUST ESTABLISHING HRES2, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "HRES2 DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HRES2 PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE HRES2 DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HRES2 SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HRES2. ALL PERSONS DEALING WITH HRES2 IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HRES2 FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     THE DECLARATION OF TRUST ESTABLISHING HPT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "HPT DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE HPT DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT. ALL PERSONS DEALING WITH HPT IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     THE DECLARATION OF TRUST ESTABLISHING HRPT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "HRPT DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE HRPT DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HRPT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HRPT. ALL PERSONS DEALING WITH HRPT IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HRPT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                         SENIOR HOUSING PROPERTIES TRUST



                         By: /s/ David J. Hegarty
                            -----------------------------------
                            Title: President


                         SPTIHS PROPERTIES TRUST


                         By: /s/ David J. Hegarty
                            -----------------------------------
                            Title: President


                         SPTMNR PROPERTIES TRUST


                         By: /s/ David J. Hegarty
                            -----------------------------------
                            Title: President


                         HRES2 PROPERTIES TRUST


                         By: /s/ David J. Hegarty
                            -----------------------------------
                            Title: President


                         FIVE STAR QUALITY CARE, INC.



                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer



                         FSQ, INC.



                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer

                         HOSPITALITY PROPERTIES TRUST



                         By: /s/ Thomas M. O'Brien
                            -----------------------------------
                            Title: Treasurer


                         HRPT PROPERTIES TRUST



                         By: /s/ John A. Mannix
                            -----------------------------------
                            Title: President


                         REIT MANAGEMENT & RESEARCH LLC



                         By: /s/ Jennifer B. Clark
                            -----------------------------------
                            Title: Vice President


                         EXISTING PROPERTY SUBTENANTS:

                         FIVE STAR QUALITY CARE-AZ, LLC


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-CA, LLC


                         By: /s/ Beth S. Witte
                            -----------------------------------
                            Title: Vice President


                         FIVE STAR QUALITY CARE-COLORADO, LLC


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-CT, LLC


                         By: /s/ Beth S. Witte
                            -----------------------------------
                            Title: Vice President

                         FIVE STAR QUALITY CARE-GA, LLC


                         By: /s/ Beth S. Witte
                            -----------------------------------
                            Title: Vice President


                         FIVE STAR QUALITY CARE-IA, LLC


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-KS, LLC


                         By: /s/ Beth S. Witte
                            -----------------------------------
                            Title: Vice President


                         FIVE STAR QUALITY CARE-MI, LLC


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-MO, LLC


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-NE, LLC


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-WI, LLC


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer

                         FIVE STAR QUALITY CARE-WY, LLC


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-CA, INC.


                         By: /s/ Beth S. Witte
                            -----------------------------------
                            Title: Vice President


                         FIVE STAR QUALITY CARE-IA, INC.


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-MI, INC.


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer


                         FIVE STAR QUALITY CARE-NE, INC.


                         By: /s/ Bruce J. Mackey Jr.
                            -----------------------------------
                            Title: Treasurer

                                OMITTED SCHEDULES

     The following schedules to the Transaction Agreement have been omitted.

     Schedule Number           Schedule Description

     1.1(18)                   CSL Properties
     1.1(31)                   Existing Properties
     2.1(b)(A)                 Diagrams
     2.1(b)(B)                 Diagrams
     2.2(a)(A)                 Property Description
     2.2(a)(B)                 Diagrams
     2.2(b)                    Diagrams
     2.2(c)                    Legal Description-Northwest Premises
     2.2(d)                    Legal Description-Cheshire Premises
     2.6                       Diagrams


     The Registrant agrees to furnish supplementally a copy of the foregoing omitted schedules to the Securities and Exchange Commission upon request.